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                                                                   EXHIBIT 2.2

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER



         This Amendment to Agreement and Plan of Merger (this "AMENDMENT") is made and entered into as of December 27, 1999 by and among Focus Affiliates, Inc., a Delaware Corporation doing business as FocusWireless.com("FOCUS"), Focus Affiliates Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), The Wireless Group, Inc., a Texas corporation doing business as SourceWireless.com ("SOURCE"), and Steven Teel, David Lopez and Eric Gottfredson (the "PRINCIPAL SOURCE STOCKHOLDERS") with reference to the following facts:

         A. The parties to this Amendment previously entered into the Agreement and Plan of Merger dated December 14, 1999 ("THE MERGER AGREEMENT").

         B. The parties to this Amendment desire to amend the Merger Agreement as set forth herein.

         Now, therefore, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Section 3.2 of the Merger Agreement shall be amended to add a Section 3.2 (d), which shall read in full as follows:

                  "Neither Source nor any of the Principal Source Stockholders has been or currently is in breach of, and their entering into and performing this Agreement will not result in a violation by any of them or by Focus or Merger Sub of, any agreement between any of them and either EPS Wireless, Inc. ("EPS"), Preferred Networks, Inc. ("PNI"), or any affiliate of EPS or PNI.

                  2. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Amendment, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                   FOCUS AFFILIATES, INC.


                                    By:   /s/ Michael Hedge
                                       ---------------------------------------
                                          Michael Hedge
                                          Chief Executive Officer


                                    FOCUS AFFILIATES MERGER SUB, INC.


                                    By:   /s/ Michael Hedge
                                       ---------------------------------------
                                          Michael Hedge
                                          Chief Executive Officer


                                    THE WIRELESS GROUP, INC.


                                    By:   /s/ Steven D. Teel
                                       ---------------------------------------
                                          Steven D. Teel
                                          President


                                          /s/ Steven D. Teel
                                       ---------------------------------------
                                       Steven Teel


                                          /s/ David Lopez
                                       ---------------------------------------
                                       David Lopez


                                          /s/ Eric Gottfredson
                                       ---------------------------------------
                                       Eric Gottfredson